As filed with the Securities and Exchange Commission on May 10, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3064173
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

25 Dan Road, Canton, Massachusetts	02021-2817
(Address of Principal Executive Offices)	(Zip Code)

2009 Incentive Plan, as amended

(Full Title of the Plan)

Gregory A. Shortell

Network Engines, Inc.

25 Dan Road

Canton, Massachusetts 02021-2817

(Name and Address of Agent for Service)

(781) 332-1000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $.01 par value	2,000,000	(3)	$2.64	$5,280,000	$376.46

(1)          Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)          Estimated in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Global Market on May 6, 2010.

(3)          Consists of shares issuable under the 2009 Incentive Plan, as amended.

EXPLANATORY NOTE

Included in this Registration Statement on Form S-8 is an additional 2,000,000 shares of Common Stock of Network Engines, Inc. (the “Company”) authorized for issuance under the 2009 Incentive Plan, as amended, which was approved by the Company’s stockholders at the Company’s 2010 Annual Meeting of Stockholders on March 18, 2010.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 incorporates by reference the contents of the registration statement on Form S-8, File No. 333-161255, relating to the registrant’s 2009 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canton, Massachusetts on May 10, 2010.

NETWORK ENGINES, INC.

By:	/s/ Gregory A. Shortell
Gregory A. Shortell
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Network Engines, Inc., hereby severally constitute and appoint Gregory A. Shortell and Douglas G. Bryant and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Network Engines Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Shortell
Gregory A. Shortell	President and Chief Executive Officer (Principal Executive Officer) and Director	May 10, 2010

/s/ Douglas G. Bryant
Douglas G. Bryant	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	May 10, 2010

/s/ John A. Blaeser
John A. Blaeser	Director	May 10, 2010

/s/ Charles A. Foley
Charles A. Foley	Director	May 10, 2010

/s/ Gary E. Haroian
Gary E. Haroian	Director	May 10, 2010

/s/ Dennis A. Kirshy
Dennis A. Kirshy	Director	May 10, 2010

/s/ Fontaine K. Richardson
Fontaine K. Richardson	Director	May 10, 2010

/s/ Robert M. Wadsworth
Robert M. Wadsworth	Director	May 10, 2010

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature pages of this Registration Statement)